Exhibit 10.6

ALLISON TRANSMISSION HOLDINGS, INC.

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

Dated as of [            ], 2011

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TABLE OF CONTENTS

(continued)

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SCHEDULES

Schedule 1	Current Carlyle Stockholder

Schedule 2	Current Onex Stockholders

EXHIBITS

Exhibit A	Stockholder Schedule

Exhibit B	Supplemental Signature Page

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of [            ], 2011, is entered into by and among (i) ALLISON TRANSMISSION HOLDINGS, INC., f/k/a Clutch Holdings, Inc., a corporation organized under the laws of Delaware (the “Company”), (ii) the entities listed on Schedule 1 attached hereto (collectively, the “Current Onex Stockholders”), (iii) the entity listed on Schedule 2 attached hereto (the “Current Carlyle Stockholder”), (iv) the individuals listed from time to time under the heading “Management Stockholders” on the Stockholder Schedule (as defined below) (collectively, the “Management Stockholders”) and (v) each other Person (as defined below) that subsequently becomes a party hereto pursuant to the terms hereof. Capitalized terms used herein without definition shall have the meanings set forth in Section 1.1.

W I T N E S S E T H:

WHEREAS, the Company entered into a Stockholders Agreement, dated as of August 7, 2007, with its stockholders as of that date (the “Original Stockholders Agreement”);

WHEREAS, the Company is proposing to consummate an Initial Public Offering;

WHEREAS, in accordance with Section 8.9(a) of the Original Stockholders Agreement, the Company, the Current Onex Stockholders and the Current Carlyle Stockholder desire to amend and restate the Original Stockholders Agreement in its entirety as provided herein, effective upon the effectiveness of the Registration Statement relating to the Initial Public Offering;

WHEREAS, as of the date hereof, the Stockholders beneficially own the number of Shares as set forth in the Stockholder Schedule attached as Exhibit A hereto (the “Stockholder Schedule”); and

WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company to set forth their respective rights and obligations in connection with their investment in the Company;

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

SECTION 1.1 Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Adverse Disclosure” shall mean public disclosure of material non-public information which, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Amended and Restated Stockholders Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

“Automatic Shelf Registration Statement” shall have the meaning specified in Section 5.3.

“Blue Sky” shall mean state securities regulation and requirements.

“Board of Directors” shall mean the Board of Directors of the Company, as duly constituted in accordance with this Agreement.

“Bylaws” shall mean the Third Amended and Restated Bylaws of the Company in effect on the date hereof, and as hereafter further amended in accordance with the terms hereof and thereof and pursuant to applicable law.

“Call Equity Securities” shall have the meaning specified in Section 6.1(a).

“Call Notice” shall have the meaning specified in Section 6.1(b).

“Call Period” shall have the meaning specified in Section 6.1(b).

“Carlyle Directors” shall have the meaning set forth in Section 2.1(b)(ii).

“Carlyle Stockholders” means (i) the Current Carlyle Stockholder and (ii) any Permitted Transferee of the Current Carlyle Stockholder that hereafter acquires any shares of capital stock of the Company.

“Cause” shall mean, with respect to the termination of employment of any Management Stockholder by the Company or any of its Subsidiaries (each, an “Employer”): (i) if such Management Stockholder is at the time of termination a party to an employment or retention agreement with an Employer thereof which defines such term, the meaning given therein, and (ii) in all other cases, that such termination is based on: (A) the Employer’s determination that the Management Stockholder failed to substantially perform his or her duties (other than any such failure resulting from the Management Stockholder’s physical or mental incapacity) which is not remedied within ten days after receipt of written notice from the Employer specifying such failure; (B) the Employer’s determination that the Management Stockholder failed to carry out, or comply with any lawful and reasonable directive of the Employer or the Management Stockholder’s immediate supervisor, which is not remedied within ten days after receipt of written notice from the Employer specifying such failure; (C) the Management Stockholder’s conviction, plea of no contest or plea of nolo contendere or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (D) the Management Stockholder’s unlawful use (including being under the influence) or possession of illegal drugs on the Employer’s (or any of its Affiliates’) premises or while performing the Management Stockholder’s duties and responsibilities; or (E) the Management Stockholder’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or material breach of fiduciary duty against the Employer or any of its Affiliates.

“Class I,” “Class II” and “Class III” shall have the respective meanings specified in the Bylaws.

“Common Shares” shall mean (i) the shares of common stock, par value $0.01 per share, of the Company and (ii) the shares of non-voting common stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning specified in the Preamble.

“Controlled Company” means a company that is a “controlled company” within the meaning of such term under the New York Stock Exchange rules or the rules of such other national securities exchange on which Common Shares are then listed for trading.

“Current Carlyle Stockholder” shall have the meaning specified in the Preamble.

“Current Onex Stockholders” shall have the meaning specified in the Preamble.

“DSS” shall mean the Defense Security Service of the DoD.

“Demand Notice” shall have the meaning specified in Section 5.1(e).

“Demand Period” shall have the meaning specified in Section 5.1(d).

“Demand Registration” shall have the meaning specified in Section 5.1(a).

“Demand Registration Statement” shall have the meaning specified in Section 5.1(a).

“Demand Suspension” shall have the meaning specified in Section 5.1(g).

“Director” shall mean a member of the Board of Directors.

“Disposing Stockholder” shall have the meaning specified in Section 4.1(a).

“DoD” shall mean the United States Department of Defense.

“Equity Call Option” shall have the meaning specified in Section 6.1(a).

“Equity Call Purchase Price” shall mean (i) in the event such termination of employment of a Management Stockholder is by the Employer with Cause, the lesser of (x) the Fair Market Value of the Call Equity Securities as of the Termination Date (less, in the case of any Call Equity Securities that are Vested Options, the exercise price thereof) and (y) the price paid for the Call Equity Securities by such Stockholder, or (ii) in the event of a termination of employment of a Management Stockholder for any other reason, the Fair Market Value of the Call Equity Securities as of the Termination Date (less, in the case of any Call Equity Securities that are Vested Options, the exercise price thereof).

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of such similar federal statute.

“Fair Market Value” of any Call Equity Securities shall mean, on a given date, (i) if there should be a public market for such Call Equity Securities on such date, the arithmetic mean of the high and low prices of such Call Equity Securities as reported on such date on the composite tape of the principal national securities exchange on which such Call Equity Securities are listed or admitted to trading, or, if such Call Equity Securities are not listed or admitted on any national securities exchange, the arithmetic mean of the per-share closing bid price and per-share closing asked price on such date for such Call Equity Securities as quoted on The NASDAQ Stock Market, Inc. (“Nasdaq”), or, if no sale of such Call Equity Securities shall have been reported on the composite tape of any national securities exchange or quoted on Nasdaq on such date, the arithmetic mean of the per-share closing bid price and per-share closing asked price for such Call Equity Securities on the immediately preceding date on which sales of such Call Equity Securities have been so reported or quoted, and (ii) if there is not a public market for such Call Equity Securities on such date, the value established by the Board of Directors in good faith.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“GSC” shall mean the Government Security Committee as created pursuant to the requirements of the SCA.

“Holder” shall mean any holder of Registrable Securities who is a party hereto or who succeeds to rights under this Agreement.

“Independent Director” shall mean an individual that is independent within the meaning of “independent director” under the Exchange Act and the New York Stock Exchange rules or the rules of such other national securities exchange on which the Common Shares are then listed for trading.

“Initial Lockup Expiration Date” shall have the meaning specified in Section 3.1(b).

“Initial Public Offering” shall mean the first Public Offering.

“Investor Stockholders” shall mean the Carlyle Stockholders and the Onex Stockholders.

“Lock-Up Securities” shall have the meaning specified in Section 5.9.

“Loss” shall have the meaning specified in Section 5.7(a).

“Management Director” shall have the meaning set forth in Section 2.1(b)(iii).

“Necessary Action” shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by law and, in the case of any action by the Company that requires a vote or other action on the part of the Board of Directors, to the extent such action is consistent with the fiduciary duties that the Directors may have in such capacity) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Common Shares, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Onex Directors” shall have the meaning specified in Section 2.1(b)(i).

“Onex Stockholders” means (i) the Current Onex Stockholders and (ii) any Permitted Transferee of the Current Onex Stockholders that hereafter acquires any shares of capital stock of the Company.

“Original Stockholders Agreement” has the meaning specified in the Recitals.

“Outside Directors” shall have the meaning specified in Section 2.1(b)(iv).

“Permitted Transferee” shall mean (i) in the case of any Stockholder that is not an individual, any Affiliate of such Stockholder (other than the Company and its Subsidiaries), (ii) in the case of any Investor Stockholder, any director, officer or employee of any Affiliate of such Investor Stockholder (other than the Company and its Subsidiaries and any other portfolio company), (iii) in the case of a Stockholder that is a limited partnership or limited liability company, any member or general or limited partner of such Stockholder that is the transferee of Shares pursuant to a pro rata distribution of Shares by such Stockholder to its partners or members, as applicable, (A) that is effected by such Stockholder following an Initial Public Offering or (B) that is contractually required by the terms of such Stockholder’s limited partnership or limited liability company agreement in connection with the dissolution and winding up of such Stockholder; provided that, in either case described in clause (A) or (B), such Stockholder (or the general partner or managing member of such Stockholder in connection with the dissolution of such Stockholder) retains the power to vote and dispose of the distributed Shares and each such member or general or limited partner becomes a party to this Agreement and executes a supplemental signature page to this Agreement in the form attached as Exhibit B hereto, or (iv) in the case of a Restricted Management Stockholder, (A) any successor by death or (B) any trust, partnership, limited liability company or similar entity solely for the benefit of such individual or such individual’s spouse or lineal descendants, provided that (I) in the case of clause (B) above, such individual acts as trustee, general partner or managing member and retains the sole power to direct the voting and disposition of the transferred Shares or options to purchase shares of Common Stock and (II) in each case, such transferee becomes a party to this Agreement and executes a supplemental signature page to this Agreement in the form attached as Exhibit B hereto.

“Person” shall mean an individual, corporation, company, limited liability company, association, partnership, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof.

“Piggyback Registration” shall have the meaning specified in Section 5.3(a).

“Preemption Notice” shall have the meaning specified in Section 5.2(f).

“Pre-IPO Shares” shall mean (i) the shares of Common Stock and options to purchase Common Stock held by a given Stockholder immediately prior to the consummation of the Initial Public Offering and (ii) shares of Common Stock hereafter issued upon exercise of any options to purchase Common Stock, which options were held by a given Stockholder immediately prior to the consummation of the Initial Public Offering.

“Proposed Purchaser” shall have the meaning specified in Section 4.1(b).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Public Offering” shall mean a public offering and sale of equity securities of the Company or any of its Subsidiaries pursuant to an effective Registration Statement under the Securities Act.

“Purchase Offer” shall have the meaning set forth in Section 4.1(b).

“Qualified Investor Stockholders” shall mean (i) the Carlyle Stockholders and/or (ii) the Onex Stockholders, with each group of Investor Stockholders either acting together or separately; provided, however, that (A) if the Carlyle Stockholders in the aggregate do not then hold Shares representing five percent (5%) or more of the then-outstanding Common Shares, then the Onex Stockholders will be the only Qualified Investor Stockholders so long as the Onex Stockholders in the aggregate hold Shares representing five percent (5%) or more of the then-outstanding Common Shares, (B) if the Onex Stockholders in the aggregate do not then hold Shares representing five percent (5%) or more of the then-outstanding Common Shares, then the Carlyle Stockholders will be the only Qualified Investor Stockholder so long as the Carlyle Stockholders in the aggregate hold Shares representing five percent (5%) or more of the then-outstanding Common Shares, and (C) if neither the Carlyle Stockholders nor the Onex Stockholders then hold Shares in the aggregate representing five percent (5%) or more of the then-outstanding Common Shares, then there shall be no Qualified Investor Stockholders.

“Registrable Securities” shall mean all Shares now or hereafter owned of record by the Stockholders. As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act or (iii) they shall have ceased to be outstanding.

“Registration” shall mean the registration of securities with the SEC pursuant to a Registration Statement.

“Registration Expenses” shall have the meaning specified in Section 5.6.

“Registration Statement” shall mean any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-8 or any successor form thereto.

“Restricted Management Stockholders” shall mean Lawrence E. Dewey, David S. Graziosi, Michael G. Headly, Randall R. Kirk, David L. Parish and James L. Wanaselja.

“Restricted Period” shall mean, for each Restricted Management Stockholder, the period that starts on the date of this Agreement and ends on the earliest of (i) forty-two (42) months after the date of the Initial Public Offering of the Company; (ii) immediately prior to the consummation of a transaction by which a Person other than the Stockholders and their Affiliates acquires a majority of the Common Shares; (iii) the date on which the Carlyle Stockholders and the Onex Stockholders in the aggregate do not then hold Shares representing ten percent (10%) or more of the then-outstanding Common Shares; and (iv) the date on which the Company or Allison Transmission, Inc. terminates the employment of such Restricted Management Stockholder without Cause.

“SCA” shall mean that certain Security Control Agreement, dated as of February 14, 2008, by and between the Company and the DoD, and as hereafter from time to time amended.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean, as of any date, the U.S. Securities Act of 1933, as amended, or any similar federal statute then in effect, and in reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute and the rules and regulations thereunder.

“Shares” shall mean (i) the Common Shares issued and outstanding at the date hereof and (ii) any Common Shares hereafter acquired by any Stockholder or pursuant to conversion or exercise of any Vested Options, any convertible security or other option, warrant or other right to acquire Common Shares, whether or not held by any of the Stockholders as of the date hereof.

“Shelf Registration Statement” shall mean a Registration Statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Stockholder” shall mean any of the Onex Stockholders, the Carlyle Stockholders, the Management Stockholders and any transferee (including a Permitted Transferee) of any such Person who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof.

“Stockholder Schedule” shall have the meaning specified in the Recitals.

“Subsidiary” shall mean as to any Person any other Person of which outstanding shares, shares of stock or other equity interests having voting power (other than shares, stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other comparable governing body of such Person are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

“Tag Along Securities” shall have the meaning specified in Section 4.1(a).

“Tag-Along Stockholders” shall have the meaning specified in Section 4.1(a).

“Termination Date” shall have the meaning specified in Section 6.1(a).

“Transfer” shall mean any direct or indirect, whether by operation of law or otherwise, sale, transfer, assignment, conveyance or other disposition.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Vested Options” shall mean options to purchase Common Shares that have vested in accordance with their respective terms.

“Voting Securities” shall mean shares, stock or other equity interests in any Person, the holders of which are entitled to vote for the election of corporate directors (or Persons performing similar functions).

“Voting Shares” shall mean shares of the Company of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar functions).

“WKSI” shall have the meaning specified in Section 5.4.

SECTION 1.2 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

CORPORATE GOVERNANCE

SECTION 2.1 Board of Directors.

(a) Until the Company ceases to be a Controlled Company, the Board of Directors shall consist of eight (8) members; provided that, within one (1) year of the effective date of the Registration Statement relating to the Initial Public Offering, the Board of Directors shall be expanded to add an additional Independent Director and the Company and the Stockholders shall take all Necessary Actions to increase the size of the Board of Directors to add such additional Independent Director.

(b) The Company and the Stockholders shall take all Necessary Actions to cause the Board of Directors to consist of members designated as follows:

(i) two (2) individuals designated by the Onex Stockholders (the “Onex Directors”), which Onex Directors initially shall be Kosty Gilis and Seth M. Mersky (it being understood that the right, if any, to designate the Onex Directors pursuant to this Section 2.1(b)(i) shall be exercised by Onex Partners II LP or its designee so long as such entity holds Common Shares); provided, however, that (A) the number of Onex Directors shall be reduced to one (1) Director at such time as the Onex Stockholders in the aggregate hold less than ten percent (10%) of the then-outstanding Common Shares and (B) the Onex Stockholders shall have no right to designate any members of the Board of Directors pursuant to this Section 2.1(b)(i) at such time as the Onex Stockholders in the aggregate hold less than five percent (5%) of the then-outstanding Common Shares;

(ii) three (3) individuals designated by the Carlyle Stockholders (the “Carlyle Directors”), which Carlyle Directors initially shall be Brian A. Bernasek, Gregory S. Ledford and Thomas Rabaut (it being understood that the right, if any, to designate the Carlyle Directors pursuant to this Section 2.1(b)(ii) shall be exercised by Carlyle Partners IV AT Holdings, L.P. or its designee so long as such entity holds Common Shares); provided, however, that (A) the number of Carlyle Directors shall be reduced to (x) two (2) Directors at such time as the Carlyle Stockholders in the aggregate hold less than twenty-five percent (25%) of the then-outstanding Common Shares and (y) one (1) Director at such time as the Carlyle Stockholders in the aggregate hold less than ten percent (10%) of the then-outstanding Common Shares and (B) the Carlyle Stockholders shall have no right to designate any members of the Board of Directors pursuant to this Section 2.1(b)(ii) at such time as the Carlyle Stockholders in the aggregate hold less than five percent (5%) of the then-outstanding Common Shares;

(iii) one (1) individual designated by the Carlyle Stockholders, with advance reasonable notice to the Onex Stockholders, who shall be a U.S. citizen eligible to be issued a DoD personnel security clearance at the level of the Company’s DoD facility security clearance and who is a member of the management of the Company and/or its Subsidiaries (the “Management Director”), which Management Director initially shall be Lawrence E. Dewey (it being understood that the right, if any, to designate the Management Director pursuant to this Section 2.1(b)(iii) shall be exercised by Carlyle Partners IV AT Holdings, L.P. or its designee so long as such entity holds Common Shares); provided, however, in the event that the Management Director at any time ceases to be employed by the Company or its Subsidiaries for any reason, then the Stockholders shall promptly take all Necessary Actions to cause the resignation or removal of such Management Director and elect an individual designated by the Carlyle Stockholders, with advance reasonable notice to the Onex Stockholders, then employed by the Company or its Subsidiaries who is a U.S. citizen eligible to be issued a DoD personnel security clearance at the level of the Company’s DoD facility security clearance; provided, further, however, that the Carlyle Stockholders shall have no right to designate a member of the Board of Directors pursuant to this Section 2.1(b)(iii) at such time as the Carlyle Stockholders in the aggregate hold less than five percent (5%) of the then-outstanding Common Shares;

(iv) two (2) individuals (x) who have had no current or prior involvement with the Onex Stockholders, the Carlyle Stockholders or any of their respective Affiliates except as otherwise allowed by the DoD, (y) who are U.S. resident citizens eligible to be issued DoD personnel security clearances at the level of the Company’s DoD facility security clearance and are approved by the DoD to serve as Outside Directors (within the meaning of the SCA) on the Board of Directors and (z) who qualify as Independent Directors (such directors, the “Outside Directors”), which Outside Directors initially shall be Francis Raborn and Richard V. Reynolds;

(v) following such date on which the Board of Directors determines to expand the Board of Directors to add an additional Independent Director as contemplated by Section 2.1(a), one (1) individual nominated by Board of Directors who qualifies as an Independent Director; and

(vi) at such time as the Company ceases to be a Controlled Company, such additional number of Directors as is determined by the Board of Directors, which additional Directors shall be nominated and elected as provided in the Second Amended and Restated Certificate of Incorporation of the Company (as in effect on the date hereof, and as hereafter further amended from time to time, the “Certificate of Incorporation”) and the Bylaws.

(c) The Chairman of the Board will be elected by a majority of the members of the Board of Directors, with the approval of at least one Carlyle Director, if at such time there is at least one Carlyle Director then serving on the Board of Directors, and one Onex Director, if at such time there is at least one Onex Director then serving on the Board of Directors, and must be a U.S. citizen who is eligible to be issued a DoD personnel security clearance at the level of the Company’s facility security clearance. An Onex Director may not be appointed to serve as Chairman of the Board.

(d) The Onex Directors, in their capacity as Directors, shall not have DoD personnel security clearances through the Company or the Subsidiaries, regardless of citizenship. The Onex Directors shall not have access to classified information and export-controlled information entrusted to the Company or the Subsidiaries except as permissible under the National Industrial Security Program and other applicable U.S. laws and regulations; shall refrain from taking any action to control or influence the Company or the Subsidiaries’ classified contracts, their participation in classified programs, or their corporate policies concerning the security of classified and export controlled information; shall neither seek nor accept classified or export controlled information entrusted to the Company or the Subsidiaries except as permissible under the National Industrial Security Program and other applicable U.S. laws and regulations; and shall advise the GSC promptly upon becoming aware of (i) any violation or attempted violation of the SCA or contract provisions regarding industrial security or export controls, or (ii) actions inconsistent with the National Industrial Security Program and other applicable U.S. laws and regulations. The Board of Directors shall not repeal the resolutions previously adopted by the Board of Directors formally excluding the Onex Directors from access to the classified information entrusted to the Company or the Subsidiaries.

(e) Each Stockholder hereby agrees to vote all Voting Shares owned or held of record by such Stockholder at each annual or special meeting of stockholders of the Company at which Directors of the Company are to be elected, in favor of, or to take all actions by written consent in lieu of any such meeting as are necessary, or other Necessary Action, to cause the election as members of the Board of Directors of those individuals described in Section 2.1(b)(i)-(iv) in accordance with, and to otherwise effect the intent of, the provisions of this Section 2.1. A Director designated by any Investor Stockholder or group of Investor Stockholders may be removed from the Board of Directors only by the Investor Stockholder(s), if any, entitled to designate such Director pursuant to this Article II; provided that nothing in this Agreement shall be construed to impair the rights that the stockholders of the Company may have to remove any Director for cause.

(f) The removal of an Outside Director shall not become effective until the parties shall have complied with the applicable terms of the SCA, which terms currently require that such Outside Director, the Company and DSS be notified, that DSS approve the removal, and that a successor who is qualified to become an Outside Director within the terms of the SCA be approved by DSS. Notwithstanding the foregoing, however, if immediate removal of an Outside Director is deemed necessary to prevent an actual or possible violation of any statute or regulation or actual or possible damage to the Company, the Outside Director may be removed at once, although DSS shall be notified prior to or concurrently with such removal. Any Director may resign at any time upon notice to the Company. Directors need not be stockholders of the Company.

(g) The Company shall reimburse the Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board, the board of directors of any of the Company’s Subsidiaries and any committees thereof, including travel, lodging and meal expenses, and the Company may provide reasonable compensation for service of directors who are not employees of any of the Onex Stockholders, the Carlyle Stockholders or the Company, or any of their respective Affiliates.

(h) The Company shall cause the individuals designated in accordance with Section 2.1(b) to be nominated for election to the Board of Directors, shall solicit proxies in favor thereof, and at each meeting of the stockholders of the Company at which directors of the Company are to be elected, shall recommend that the stockholders of the Company elect to the Board of Directors each such individual nominated for election at such meeting.

(i) The Directors shall be allocated among the three classes of the Board of Directors as follows: (i) so long as the Carlyle Stockholders have the right to designate three Carlyle Directors, one Carlyle Director shall be allocated to each of Class I, Class II and Class III; (ii) so long as the Onex Stockholders have the right to designate two Onex Directors, one Onex Director shall be allocated to each of Class I and Class II; and (iii) so long as the Carlyle Stockholders have the right to designate three Carlyle Directors and the Onex Stockholders have the right to designate two Directors, (A) the Management Director shall be allocated to Class III; and (B) one Outside Director shall be allocated to each of Class II and Class III (and any new Director position created as a result of the expansion of the Board prior to the first anniversary of the effective date of the Registration Statement relating to the Initial Public Offering shall be allocated to Class I).

(j) Notwithstanding the foregoing, this Section 2.1 confers upon the Investor Stockholders the right, but not the obligation, to designate Directors, and any Investor Stockholder may, at its option, elect not to exercise any such right to designate a Director or Directors; provided that no election by any Investor Stockholder to refrain from exercising any such right shall in any way affect such Investor Stockholder’s obligations under this Agreement.

SECTION 2.2 Removal.

If any Investor Stockholder or group of Investor Stockholders that is entitled to designate a Director notifies the Company and the other Stockholders that such Investor Stockholder or group of Investor Stockholders desires to remove any Director previously designated by such Investor Stockholder or group of Investor Stockholders, with or without cause, then such Director shall be removed from the Board of Directors and each Stockholder shall take all Necessary Action to cause such removal of such Director, including voting all Voting Shares in favor of, or executing a written consent authorizing, such removal. In the event that any Investor Stockholder or group of Investor Stockholders ceases to have the right to designate an individual to serve as a Director pursuant to Section 2.1(b), (i) such Investor Stockholder’s or group’s designee to the Board of Directors shall resign immediately or each Stockholder shall take all Necessary Action to cause the removal of such individual, including voting all Voting Shares in favor of, or executing a written consent authorizing, such removal, and (ii) the vacancy created by such resignation or removal shall be filled as provided in the Certificate of Incorporation and the Bylaws.

SECTION 2.3 Vacancies.

In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of any member of the Board of Directors, or for any other reason there shall exist or occur any vacancy on the Board of Directors, each Stockholder hereby agrees to take such actions as will result in the election or appointment as a Director of an individual designated to fill such vacancy and serve as a Director by the Investor Stockholder(s), if any, that had, pursuant to Section 2.1(b), designated the Director whose death, disability, retirement, resignation or removal resulted in such vacancy on the Board of Directors. In the event that no Investor Stockholder has, pursuant to Section 2.1(b), the right to designate an individual to fill such vacancy, then such vacancy shall be filled as provided in the Certificate of Incorporation and the Bylaws. With respect to the Outside Directors, replacements may be elected or appointed only with the approval of DSS. Vacancies on the Board of Directors shall not exist for a period of more than ninety (90) days after a director’s retirement, resignation, death, disability or removal unless DSS is notified of the delay.

SECTION 2.4 Covenant to Vote.

Each Stockholder hereby agrees to take all Necessary Action to call, or cause the Company and the appropriate officers and directors of the Company to call, an annual meeting (and when circumstances so require, a special meeting) of stockholders of the Company and to vote all Voting Shares owned or held of record by such Stockholder at any such meeting and at any other annual or special meeting of stockholders in favor of, or take all actions by written consent in lieu of any such meeting as may be necessary to cause, the election as members of the Board of Directors of those individuals designated in accordance with Section 2.1(b)(i)-(iv) and to otherwise effect the intent of this Article II.

SECTION 2.5 Restrictions on Other Agreements.

No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to its Shares nor shall any Stockholder enter into any other agreements or arrangements of any kind with any Person with respect to its Shares on terms which conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreements or arrangements are with other Stockholders, holders of Common Shares that are not parties to this Agreement or otherwise).

SECTION 2.6 Additional Management Provisions.

(a) Each Stockholder and the Company agrees and acknowledges that the directors designated by the Carlyle Stockholders or the Onex Stockholders may share confidential, non-public information about the Company and its subsidiaries with the Carlyle Stockholders and the Onex Stockholders, respectively, subject to applicable law.

(b) The Stockholders and the Company hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, and subject at all times to the requirements of the SCA, that when the Carlyle Stockholders and/or the Onex Stockholders take any action under this Agreement to give or withhold its consent, the Carlyle Stockholders and/or the Onex Stockholders, as applicable, shall have no duty (fiduciary or other) to consider the interests of the Company or the other Stockholders and may act exclusively in its own interest and shall have only the duty to act in good faith; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.

(c) The Company shall take all Necessary Action to ensure that the Bylaws do not, at any time, conflict with the provisions of this Agreement or the SCA.

(d) In accordance with the SCA, the Board of Directors shall maintain a GSC consisting of the Outside Directors and the Management Director. The duties and responsibilities of the GSC shall be as described in the SCA.

ARTICLE III

TRANSFERS OF SHARES

SECTION 3.1 Restrictions on Transfer.

(a) Each Carlyle Stockholder and each Onex Stockholder agrees that it will not Transfer any Shares pursuant to Rule 144 under the Securities Act without the prior written consent of the Onex Stockholders or the Carlyle Stockholders, respectively (such consent not to be unreasonably withheld); provided, however, that (A) if the Carlyle Stockholders in the aggregate do not then hold Shares representing five percent (5%) or more of the then-outstanding Common Shares, then (i) the Carlyle Stockholders may Transfer any Shares pursuant to Rule 144 under the Securities Act without obtaining the prior written consent of the Onex Stockholders and (ii) the Onex Stockholders may Transfer any Shares pursuant to Rule 144 under the Securities Act without obtaining the prior written consent of the Carlyle Stockholders, and (B) if the Onex Stockholders in the aggregate do not then hold Shares representing five percent (5%) or more of the then-outstanding Common Shares, then the (i) Onex Stockholders may Transfer any Shares pursuant to Rule 144 under the Securities Act without obtaining the prior written consent of the Carlyle Stockholders and (ii) the Carlyle Stockholders may Transfer any Shares pursuant to Rule 144 under the Securities Act without obtaining the prior written consent of the Onex Stockholders.

(b) During the Restricted Period, without the prior written consent of the Company authorized by affirmative vote of a majority of the members of the Board of Directors, each Restricted Management Stockholder will not Transfer any Pre-IPO Shares to any Person other than (i) any Transfer to a Permitted Transferee of such Restricted Management Stockholder and (ii) Transfers by such Restricted Management Stockholder following the date that is six months after the closing of the Initial Public Offering (the “Initial Lockup Expiration Date”) of an aggregate number of Pre-IPO Shares (adjusted for any stock split, stock dividend, sub-division of capital stock and the like) representing not more than the percentage of such Restricted

Management Stockholder’s Pre-IPO Shares equal to the greater of (A) 15% of such Restricted Management Stockholder’s Pre-IPO Shares, which percentage shall increase by 15% of such Restricted Management Stockholder’s Pre-IPO Shares (up to a maximum of 45% of such Restricted Management Stockholder’s Pre-IPO Shares) on each anniversary of the Initial Lockup Expiration Date and (B) the percentage of Pre-IPO Shares of the Carlyle Stockholders and the Onex Stockholders Transferred by the Carlyle Stockholders and the Onex Stockholders (excluding Transfers to Permitted Transferees of the Carlyle Stockholders and the Onex Stockholders) on or prior to such date; provided, however, that following the termination of such Restricted Management Stockholder’s employment with the Company or Allison Transmission, Inc., this clause (ii) shall not prohibit a Transfer of Pre-IPO Shares by such Restricted Management Stockholder to the extent clause (ii) would prevent a Restricted Management Stockholder from obtaining from such Transfer the net proceeds required to pay the exercise price and/or taxes related to an exercise of Vested Options.

SECTION 3.2 Endorsement of Certificates.

All certificates representing Shares issued to or acquired by any of the Stockholders prior to the execution of this Agreement were endorsed as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AUGUST 7, 2007, AMONG THE COMPANY AND ITS STOCKHOLDERS. COPIES OF THE ABOVE REFERENCED AGREEMENTS ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY AND MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT AND SUCH LAWS.

Upon the execution of this Agreement, in addition to any other legend which the Company may deem advisable under the Securities Act and applicable state securities laws, all certificates, if any, representing Shares hereafter issued by the Company to any of the Stockholders shall bear the following legend, and the Shares represented by such certificates shall be subject to the applicable provisions of this Agreement:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF THAT CERTAIN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED [            ], 2011, AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY AND MAY BE

OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT AND SUCH LAWS.

At the request of the Stockholder, the Company shall remove the legend referring to the Securities Act from the certificates representing its Shares and upon the earliest of the following events: (i) when such Shares are Transferred in a Public Offering; (ii) when such Shares are Transferred after an Initial Public Offering pursuant to Rule 144 under the Securities Act; or (iii) when such Shares are Transferred in any other transaction if the seller delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such Shares without registration thereunder. The Company covenants that it shall keep a copy of this Agreement on file for the purpose of furnishing copies to the holders of record of Shares. At the request of the Stockholder, the Company shall remove the legend referring to the Stockholders Agreement at such time as this Agreement no longer imposes restrictions on the Shares.

ARTICLE IV

TAG-ALONG RIGHTS

SECTION 4.1 Tag-Along Rights.

(a) If a Carlyle Stockholder or an Onex Stockholder proposes to Transfer (each, a “Disposing Stockholder”) (other than Transfers permitted pursuant to Section 4.2(a)(i) or (ii) or any Transfer to be effected pursuant to a Public Offering or Rule 144 under the Securities Act), any of its issued and outstanding Shares or securities convertible into, or exchangeable or exercisable for Shares (the “Tag-Along Securities”), such Disposing Stockholder shall refrain from effecting such transaction or transactions unless, prior to the consummation thereof, the other Investor Stockholders (the “Tag-Along Stockholders”) shall have been afforded the opportunity to join in such transaction or transactions on a pro rata basis, as hereinafter provided.

(b) Prior to consummation of any proposed Transfer of shares of the Tag-Along Securities described in Section 4.1(a), the Disposing Stockholder or Stockholders shall cause the Person or group of Persons that proposes to acquire such Shares (the “Proposed Purchaser”) to offer (the “Purchase Offer”) in writing to each other Investor Stockholder, such that the number of Shares so offered to be purchased from such Investor Stockholder shall be equal to the product of (i) the total number of Shares then owned by such Investor Stockholder multiplied by (ii) a fraction, the numerator of which is the aggregate number of Shares proposed to be purchased by the Proposed Purchaser from all Investor Stockholders and the denominator of which is the aggregate number of Shares then held by all Investor Stockholders (for these purposes, all securities and other rights convertible into or exchangeable or exercisable for Shares shall be deemed to have been so converted, exchanged, or exercised, other than any such securities or other rights that have an exercise or conversion price per Share greater than the price per Share to be paid by the Proposed Purchaser). Such purchase shall be made at the same price per Share and on such other terms and conditions as the Proposed Purchaser has offered to purchase the Tag-Along Securities to be sold by the Disposing Stockholder or Stockholders. Each Tag-Along Stockholder shall have five (5) business days from the date of receipt of the Purchase Offer to accept such Purchase Offer, and the closing of such purchase shall occur simultaneously with the purchase of the Tag-Along Securities from the Disposing Stockholder(s). Unless the Proposed Purchaser agrees to purchase 100% of the Shares then held by all Investor Stockholders, the number of Shares to be sold to the Proposed Purchaser by the Disposing Stockholder or Stockholders shall be reduced by the aggregate number of Shares purchased by the Proposed Purchaser from the Tag-Along Stockholders pursuant to the provisions of this Section 4.1(b).

(c) Any Transfer of Shares by a Tag-Along Stockholder to the Proposed Purchaser pursuant to this Section 4.1 shall be on the same terms and conditions (including price, time of payment and form of consideration) as the Transfer of the Tag-Along Securities by the Disposing Stockholder(s) to the Proposed Purchaser; provided that, in order to be entitled to exercise its tag along right pursuant to this Section 4.1, each Tag-Along Stockholder must agree to make to the Proposed Purchaser representations, warranties, covenants, indemnities and agreements the same mutatis mutandis as those made by the Disposing Stockholder(s) in connection with the relevant transaction and agree to the same conditions to the relevant transaction as the Disposing Stockholder(s) agrees.

(d) Notwithstanding anything to the contrary in this Section 4.1, the provisions of this Section 4.1 shall terminate if either (i) the Carlyle Stockholders in the aggregate do not hold Shares representing five percent (5%) or more of the then-outstanding Common Shares or (ii) the Onex Stockholders in the aggregate do not hold Shares representing five percent (5%) or more of the then-outstanding Common Shares.

SECTION 4.2 Exceptions to Tag-Along Rights.

(a) The provisions of Section 4.1 shall not apply to any of the following Transfers: (i) any Transfer of Shares from any Onex Stockholder to any of its Permitted Transferees; or (ii) any Transfer of Shares from any Carlyle Stockholder to any of its Permitted Transferees; provided that, in each case set forth in clauses (i) and (ii) of this Section 4.2(a), the transferee in question becomes a party to this Agreement and agrees to be bound hereby by executing a supplemental signature page to this Agreement in the form attached hereto as Exhibit B.

(b) Each Permitted Transferee of any Investor Stockholder to which Shares are Transferred shall, and such Investor Stockholder shall cause such Permitted Transferee to, Transfer back to such Investor Stockholder (or to another Permitted Transferee of such Investor

Stockholder) any Shares it owns if such Permitted Transferee ceases to be a Permitted Transferee of such Investor Stockholder.

ARTICLE V

REGISTRATION RIGHTS

SECTION 5.1 Demand Registrations.

(a) Demand by Holders. At any time and from time to time, the Qualified Investor Stockholders may make a written request to the Company for Registration of Registrable Securities held by such Qualified Investor Stockholders and any other Holders of Registrable Securities. Any such requested Registration shall hereinafter be referred to as a “Demand Registration.” Any Demand Registration may request that the Company register Registrable Securities on an appropriate form, including a Shelf Registration Statement and, if the Company is a WKSI, an automatic shelf registration statement. Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof. Within thirty (30) days of a request for a Demand Registration, the Company shall file a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and shall use its best efforts to cause such Demand Registration Statement to promptly (but in any event within 180 days of receipt of the written request for a Demand Registration) be declared effective under the Securities Act; provided that, to the extent the Company will be a WKSI at the time such Demand Registration Statement is filed with the SEC, the Company shall file such Demand Registration Statement within five (5) business days of such Demand Registration.

(b) Limitation on Demand Registration. The Company shall not be obligated to file a Demand Registration Statement under this Section 5.1 unless the aggregate purchase price of the Registrable Securities to be included in the requested registration (determined by reference to the offering price on the cover of the registration statement proposed to be filed) is greater than $25,000,000.

(c) Demand Withdrawal. A Holder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of notices from all initiating Holders to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement.

(d) Effective Registration. A registration request pursuant to Section 5.1(a) shall not be deemed a Demand Registration unless the Demand Registration Statement is declared effective by the SEC (or, in the case of a Demand Registration Statement filed with the SEC when the Company is a WKSI, when such Demand Registration Statement is so filed) and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold) or, if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder.

(e) Demand Notice. Promptly upon receipt of any request for a Demand Registration pursuant to Section 5.1(a) (but in no event more than five (5) business days thereafter or, if the Company is a WKSI at the time such Demand Registration is submitted to the Company, one (1) business day thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Registration request to all other Holders of Registrable Securities, and the Company shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) business days or, if the Company is a WKSI at the time such Demand Registration is submitted to the Company, three (3) business days, in each case, after the date that the Demand Notice has been delivered. All requests made pursuant to this Section 5.1(e) shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

(f) Preemption. If not more than thirty (30) days prior to receipt of any request for a Demand Registration pursuant to Section 5.1(a) the Company shall have (i) circulated to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities on behalf of the Company, (ii) solicited bids for a primary offering of Common Shares, or (iii) otherwise reached an understanding with an underwriter with respect to a primary offering of Common Shares, the Company may preempt the Demand Registration with such primary offering by delivering written notice of such intention (the “Preemption Notice”) to the Holders making a request for a Demand Registration within three (3) business days after the Company has received the request. The period of preemption may be up to forty-five (45) days following the date of the Preemption Notice. Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise its right to preempt a Demand Registration pursuant to this Section 5.1(f) more than once during any twelve (12) month period.

(g) Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) more than once during any twelve (12) month period or (ii) for a period exceeding thirty (30) days on any one occasion. In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may request. The

Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may be requested by the Holders of a majority of the Registrable Securities that are included in such Demand Registration Statement.

(h) Underwritten Offering. If the Holders of not less than a majority of the Registrable Securities requesting a Demand Registration so elect, such offering of Registrable Securities shall be in the form of an Underwritten Offering. The Holders of a majority of such Registrable Securities included in such Underwritten Offering shall have the right to select the managing underwriter or underwriters to administer the offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company.

(i) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Holders of a majority of the Registrable Securities included therein), advise the Holders initiating such Demand Registration in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the Company will include in such registration, (i) first, the number of Registrable Securities requested by all Holders of Registrable Securities to be included in such registration that, in the opinion of such managing underwriter(s), can be sold, such amount to be allocated among all such Holders of Registrable Securities pro rata on the basis of the respective number of Registrable Securities then held by each such Holder, (ii) second, only if all of the Registrable Securities referred to in clause (i) have been included in such Registration, the securities the Company proposes to sell and (iii) third, only if all of the securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

SECTION 5.2 Piggyback Registration.

(a) Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its Common Shares for its own account or for the account of any other Persons (other than (i) a Registration under Section 5.1, (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), then, as soon as practicable (but in no event less than thirty (30) days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to all Holders of Registrable Securities, and such notice shall offer the Holders of such Registrable Securities the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 3.1(b) and Section 5.2(b), the Company shall include in such Registration

Statement all such Registrable Securities which are requested to be included therein within fifteen (15) days or, if the Company is a WKSI at such time, five (5) business days, in each case, after the receipt by such Holder of any such notice; provided, however, that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company shall give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders of Registrable Securities entitled to request that such Registration be effected as a Demand Registration under Section 5.1, and (ii) in the case of a determination to delay registering, in the absence of a request for a Demand Registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 5.2(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 5.2(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis. Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Registration.

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, the number of Registrable Securities that the Company proposes to sell, that, in the opinion of such managing underwriter(s), can be sold, (ii) second, only if all securities referred to in clause (i) have been included in such Registration, the number of Registrable Securities requested by all Holders of Registrable Securities to be included in such Registration, that, in the opinion of such managing underwriter(s), can be sold, such amount to be allocated among all such Holders of Registrable Securities pro rata on the basis of the respective number of Registrable Securities then held by each such Holder, and (iii) third, only if all securities referred to in clauses (i) and (ii) have been included in such Registration, the number of Registrable Securities that any other Person exercising a contractual right to demand Registration proposes to sell, that, in the opinion of such managing underwriter(s), can be sold.

(c) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a reasonable request under this Section 5.2 shall be deemed to have been effected pursuant to Section 5.1 or shall relieve the Company of its obligations under Section 5.1.

SECTION 5.3 Registration Procedures.

(a) In connection with the Company’s Registration obligations under Sections 5.1 and 5.2, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as possible, and in connection therewith the Company shall:

(i) prepare the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed or used, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel and (y) except in the case of a Registration under Section 5.2, not file or use any Registration Statement or Prospectus or amendments or supplements thereto or any free writing prospectus related thereto to which the Holders of a majority of Registrable Securities covered by such Registration Statement or the underwriters, if any, shall object;

(ii) as soon as possible (in the case of a Demand Registration, no later than the applicable deadline set forth in Section 5.1(a)) file with the SEC, a Registration Statement for the disposition of the Registrable Securities in accordance with the intended method of disposition thereof, including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act;

(iii) prepare and file with the SEC, such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus or any free writing prospectus related thereto as may be (x) requested by the Holders of a majority of participating Registrable Securities, (y) requested by any participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv) notify the participating Holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus or any free writing prospectus related thereto has been filed and/or used, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct and in all material respects, and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) promptly notify each selling Holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) or any free writing prospectus related thereto or the information conveyed to any purchaser at the time of sale to such purchaser contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus, any free writing prospectus and any information conveyed to any purchaser at the time of the sale to such purchaser, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus, any free writing prospectus related thereto or any information conveyed to any purchaser at the time of the sale to such purchaser in order to comply with the Securities Act and, in either case as promptly as practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus, any free writing prospectus related thereto or any information conveyed to any purchaser at the time of the sale to such purchaser which shall correct such misstatement or omission or effect such compliance;

(vi) use its reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(vii) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Holders of a majority of Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) furnish to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

(ix) deliver to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto or any free writing prospectus relating thereto as such Holder or underwriter may request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto or any free writing prospectus relating thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such selling Holder or underwriter may request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

(x) on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel request in writing and do any and all other acts or things necessary or advisable to keep such registration or qualification in effect for such period as required by Section 5.1(d); provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi) cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities to the underwriters;

(xii) use its reasonable best efforts to (A) cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, (B) keep such registration or qualification in effect for so long as such registration statement remains in effect, and (C) take any and all other actions which may be necessary or advisable to enable each selling Holders of Registrable Securities and each underwriter to consummate the disposition in such jurisdictions of the securities to be sold by such Holder or underwriter, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 5.3(a)(xii), be obligated to be so qualified;

(xiii) deliver promptly to counsel to the Holders of Registrable Securities and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to such Registration Statement;

(xiv) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xv) make such representations and warranties to the Holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xvi) enter into and perform its obligations under such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Holders of at least a majority of any Registrable Securities being sold or the managing underwriter or underwriters, if any, request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvii) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xviii) in the case of an Underwritten Offering, use its reasonable best efforts to obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xix) cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA or any securities exchange on which such Registrable Securities are traded or will be traded;

(xx) cooperate with the selling Holders of Registrable Securities and the underwriter to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such

Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Holders of Registrable Securities at least five (5) business days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(xxi) to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter (as such term is defined in FINRA Rule 5121(f)(12)), which shall be acceptable to the Holders of a majority of Registrable Securities;

(xxii) use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xxiii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxiv) use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities are then listed or quoted and on each inter dealer quotation system on which any of the Company’s securities are then quoted;

(xxv) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the Holders of a majority of Registrable Securities covered by the applicable Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and use its reasonable best efforts to cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, however, that any such Person gaining access to information regarding the Company pursuant to this Section 5.3(a)(xxv) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (x) such information is or becomes publicly known without a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person;

(xxvi) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(xxvii) take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 5.1 or 5.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, Prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xxviii) in connection with any Underwritten Offering, if at any time the information conveyed to a purchaser at the time of sale to such purchaser includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.

To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Registration is submitted to the Company, and such Demand Registration requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”) on Form S-3, the Company shall file an Automatic Shelf Registration Statement which covers those Registrable Securities which are requested to be registered. If the Company does not pay the filing fee covering the Registrable Securities at the time the Automatic Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year the Company shall refile a new Automatic Shelf Registration Statement covering the Registrable Securities. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to refile the Automatic Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

(b) The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time request in writing. Each Holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c) Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.3(a)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.3(a)(v), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 5.3(a)(v) or is advised in writing by the Company that the use of the Prospectus may be resumed.

(d) If any such Registration Statement or comparable statement under “Blue Sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “Blue Sky” or securities law then in force, the deletion of the reference to such Holder.

SECTION 5.4 Underwritten Offerings.

(a) Demand Registrations. If requested by the underwriters for any Underwritten Offering requested by Holders of Registrable Securities pursuant to a Demand Registration under Section 5.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be in substance, form and otherwise reasonably satisfactory in substance and form to the Holders of a majority of the Registrable Securities to be included in such underwriting, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 5.6. The Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders of Registrable Securities as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities.

(b) Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 5.2 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) be in a form approved by the Company and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities.

(c) Participation in Underwritten Registrations. No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in, and agrees to become a party to, any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 5.1, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Holders of a majority of the Registrable Securities included in the Underwritten Offering. In addition, in the case of any Underwritten Offering, each of the Holders may withdraw their request to participate in the registration pursuant to Section 5.1 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

SECTION 5.5 Registration Expenses.

All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws and determination of the eligibility of the Registrable Securities for investment under the laws of the various jurisdictions, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of (A) one law firm or other counsel selected by the Holders of a majority of the Registrable Securities owned by the Carlyle Stockholders and their Affiliates being registered and (B) one law firm or other counsel selected by the Holders of a majority of the Registrable Securities owned by the Onex Stockholders and their Affiliates being registered, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (x) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xi) fees and expenses of a Qualified Independent Underwriter (as such term is defined in FINRA Rule 5121(f)(12)) and its counsel, if any, (xii) all fees and disbursements of the underwriters (other than underwriting discounts and commissions) and (xiii) all expenses incurred in connection with promotional efforts or “roadshows”. All such expenses are referred to herein as “Registration Expenses”.

SECTION 5.6 Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, each member, limited or general partner thereof, each member, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, stockholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or contained in any free writing prospectus utilized in connection therewith or in any information conveyed to any purchaser at the time of the sale to such purchaser, or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries, including reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus, free writing prospectus related thereto or the information conveyed to any purchaser at the time of the sale to such purchaser, in light of the circumstances under which they were made) not misleading, (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto or (iv) any registration or qualification of securities under “Blue Sky” laws; provided, however, that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other disclosure document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b) Indemnification by the Selling Holder of Registrable Securities. Each selling Holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or contained in any free writing prospectus utilized in connection therewith, or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus related thereto, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (2) permit such indemnifying party to assume the defense of such claim, jointly with any other indemnifying party, with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement unless such judgment or settlement (A) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation, (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (C) does not require any action other than the payment of money by the indemnifying party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 5.6 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party or parties, on the other hand, in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5.6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 5.6(a) and 5.6(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.6(d), in connection with any Registration Statement filed by the Company, a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation. If indemnification is available under this Section 5.6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 5.6(a) and 5.6(b) without regard to the provisions of this Section 5.6(d). The remedies provided for in this Section 5.6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 5.7 Rules 144 and 144A and Regulation S.

The Company covenants that, at its own expense, it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof (and such Holder shall be entitled to rely upon the accuracy of such written statement).

SECTION 5.8 Waiver of Registration Rights.

Notwithstanding anything to the contrary in this Agreement, the Carlyle Stockholders and the Onex Stockholders, acting together in good faith, may waive compliance by the Company with any provision of this Article V, including waiving any obligation to include Registrable Securities in connection with any offering or Registration; provided that no such waiver shall result in any Stockholder being adversely and disproportionately affected.

SECTION 5.9 Holdback Agreement.

If the Company at any time shall register Registrable Securities (including any registration pursuant to terms hereof) for sale to the public or undertake any other Public Offering in which the Company sells Common Shares for its own account, the Qualified Investor Stockholders (if any) and the Management Stockholders will, at the request of the Company, enter into agreements with the managing underwriters, if any, in connection with any such Public Offering pursuant to which such Stockholders agree not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or Transfer any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by any such Stockholder or with respect to which any such Stockholder undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up

Securities”) and (ii) enter into any swap or any other agreement or any transaction that Transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise (in each case, other than those Common Shares included in such registration pursuant to this Article V) without the prior written consent of the Company (and any managing underwriters of such Public Offering), for a period designated by the Company in writing to such Stockholders, which period shall not begin more than ten (10) days prior to the effectiveness of the Registration Statement pursuant to which such Public Offering shall be made and shall not last more than (i) 180 days after the effective date of the Registration Statement relating to the Initial Public Offering, and (ii) 90 days after the effective date of any other Registration Statement. The Company shall obtain the agreement of any Person permitted to sell shares in a Registration to be bound by and to comply with this Section 5.9 as if such Person was a Management Stockholder hereunder.

ARTICLE VI

RIGHT TO REPURCHASE CERTAIN SECURITIES

SECTION 6.1 Certain Call Rights Upon Termination of Employment.

Except as otherwise agreed in writing by the Company, if the employment of any Management Stockholder with the Company or any of its Subsidiaries terminates for any reason other than a mutually agreeable retirement (the date of such termination being referred to as the “Termination Date”), the Company shall have the right, but not the obligation, to purchase, for cash, in one or more transactions, all or any portion of the Shares and Vested Options held by such Management Stockholder and issued pursuant to the Equity Incentive Plan of Allison Transmission Holdings, Inc., the Allison Transmission Holdings, Inc. 2011 Equity Incentive Award Plan (or any similar equity-based plans approved by the Board of the Directors, including any shares purchased pursuant to a directed share program) (the “Equity Call Option” and such Shares and Vested Options subject to the Equity Call Option, the “Call Equity Securities”) at the Equity Call Purchase Price.

SECTION 6.2 Procedures for Purchasing Equity Call Option.

(a) If the Company desires to exercise the Equity Call Option, it shall deliver written notice thereof (a “Call Notice”) to the Management Stockholder in question no later than the first anniversary of the later of (i) the Termination Date and (ii) the date of exercise of any Vested Options that constitute Call Equity Securities (the “Call Period”), which notice shall set forth the number of and identify the Call Equity Securities of the Management Stockholder the Company desires to repurchase, the Equity Call Purchase Price for each such Call Equity Security, and the proposed closing date of the transaction.

(b) All sales of Call Equity Securities to the Company pursuant to this Article VI shall be consummated at the offices of the Company at such time specified in the Call Notice, or at such other time and/or place as the Company may otherwise agree. The delivery of certificates or other instruments evidencing such Call Equity Securities duly endorsed for transfer (or, in the case of any Call Equity Securities that are Vested Options, accompanied by appropriate instruments of cancellation of such Vested Options) shall be made on such date against payment of the purchase price for such Call Equity Securities.

(c) Notwithstanding anything in this Article VI to the contrary, if during the Call Period, (i) any restrictions prohibit the repurchase of Call Equity Securities hereunder which the Company is otherwise entitled to make or a repurchase would not be permitted under, or would violate, applicable law, (ii) any restrictions prohibit dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases, or (iii) there exists and is continuing a default or an event of default on the part of the Company or any Subsidiary of the Company under any bond indenture or any loan, guarantee or other agreement under which the Company or any Subsidiary of the Company has borrowed money or if the repurchase by the Company referred to in this Article VI would result in a default or an event of default on the part of the Company or any Subsidiary of the Company under any such agreement (any such occurrence referred to in clause (i), (ii) or (iii) being an “Event”), the Company shall be permitted to delay the repurchase of the Call Equity Securities from the Management Stockholder until the first business day which is thirty (30) calendar days after all Events have ceased to exist. In the event of a delay due to an Event, the Call Purchase Price shall be set as of the date of the Call Notice provided in accordance with this Article VI.

(d) Notwithstanding the foregoing, if the Company formally elects not to effect a repurchase of the Call Equity Securities, then subject to the terms of the SCA and applicable law, the Carlyle Stockholders and the Onex Stockholders may, but shall not be obligated to, effect such repurchases on a pro rata basis based on the number of Shares then held by the Carlyle Stockholders and the Onex Stockholders.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

SECTION 7.1 Existence; Authority; Enforceability.

Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally, or by the general principles of equity.

SECTION 7.2 Absence of Conflicts.

The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (i) conflict with, or result in the breach of, any provision of the constitutive documents of such party; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (iii) violate any law applicable to such party.

SECTION 7.3 Consents.

Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with the execution, delivery or performance of this Agreement.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 Information Rights; Books and Records; Inspection.

(a) The books and records of the Company shall be available for inspection by the Carlyle Stockholders and the Onex Stockholders at the principal office and place of business of the Company. The Company shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents to, (i) afford the Carlyle Stockholders, the Onex Stockholders and their agents access at all reasonable times to the officers, employees, auditors, legal counsel, properties, offices and other facilities of the Company and its Subsidiaries and to all books and records of the Company and its Subsidiaries and (ii) afford the Carlyle Stockholders, the Onex Stockholders and their respective agents with the opportunity to consult with the officers of the Company and its Subsidiaries from time to time as the Carlyle Stockholders or the Onex Stockholders, as the case may be, may reasonably request regarding the affairs, finances and accounts of the Company and its Subsidiaries.

(b) The Company shall provide the Onex Stockholders and the Carlyle Stockholders with any and all financial and other information relating to the Company and its business (including financial statements and other financial information) reasonably requested by the Onex Stockholders or the Carlyle Stockholders, as applicable, including such information as may be necessary to comply with regulatory, tax or other governmental filings.

SECTION 8.2 Freedom to Pursue Opportunities.

The parties expressly acknowledge and agree that: (i) the Onex Stockholders, the Carlyle Stockholders, each Onex Director who is an employee of any Onex Stockholder or an employee of an Affiliate of any Onex Stockholder, each Carlyle Director who is an employee of any

Carlyle Stockholder or an employee of an Affiliate of any Carlyle Stockholder and their respective Affiliates shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company or its Subsidiaries, including those deemed to be competing with the Company or its Subsidiaries; and (ii) in the event that any Onex Stockholder, any Carlyle Stockholder, any such Onex Director, any such Carlyle Director or any of their respective Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company or its Subsidiaries and such Stockholder, Director or any other Person, the Stockholder, Director or Affiliate thereof, as applicable, shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or its Subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or its Subsidiaries or their respective Affiliates or stockholders for breach of any duty (contractual or otherwise) by reason of the fact that such Stockholder, Director or any Affiliate thereof, as applicable, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or its Subsidiaries unless, in the case of any such Person who is a Director, such opportunity is expressly offered to such Director in writing solely in his or her capacity as a Director.

SECTION 8.3 Certain ITAR Matters.

In the event that any Investor Stockholder or any Affiliate of any Investor Stockholder (other than the Company or its Subsidiaries) makes any commitment to the United States Department of State or other governmental authority relating to compliance with the Consent Decree (as defined in the Asset Purchase Agreement, dated as of June 28, 2007, as amended, by and between General Motors Corporation and Allison Transmission, Inc. (f/k/a Clutch Operating Company, Inc.)), the Company shall indemnify, defend and hold harmless such Investor Stockholder or such Affiliate of such Investor Stockholder for any losses, costs, damages, liabilities or expenses incurred in connection with, arising out of or relating to such commitment, including any actual or alleged violation of such commitment.

SECTION 8.4 Termination.

This Agreement shall terminate and be of no further force and effect upon the written agreement of the Company, the Carlyle Stockholders and the Onex Stockholders to terminate this Agreement; provided that such termination shall not release any party of any liability for any breach of this Agreement occurring prior to such termination.

SECTION 8.5 Acknowledgment.

Each Stockholder acknowledges and agrees that the provisions of this Agreement have been reviewed and are understood by such Stockholder, and expresses the will and intention of such Stockholder and agrees not to take any action to frustrate the purposes and provisions of this Agreement.

SECTION 8.6 Successors and Assigns; Beneficiaries.

Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto; provided that, except in connection with a Transfer made to a Permitted Transferee, neither this Agreement nor any right arising under this Agreement may be assigned by any party hereto without the prior written consent of the Company, the Carlyle Stockholders and the Onex Stockholders, and any attempted assignment, without such consent, will be null and void. There shall be no third-party beneficiaries to this Agreement other than the indemnities under Section 5.6 and Section 8.3.

SECTION 8.7 Severability.

In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 8.8 Amendment and Modification; Waiver of Compliance; Conflicts.

(a) This Agreement may be amended only by a written instrument duly executed by the Company, the Carlyle Stockholders and the Onex Stockholders; provided, however, that Exhibit A to this Agreement may be amended at any time by the Company to add as a party hereto any officer, director, employee or consultant of the Company or any of its Subsidiaries that is issued any Common Shares or options to purchase Common Shares and executes a supplemental signature page hereto in the form attached as Exhibit B hereto as a Management Stockholder.

(b) Except as otherwise provided in this Agreement and subject to Section 5.8 hereof, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

SECTION 8.9 Notices.

Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, or first class mail, or by Federal Express, United Parcel Service or other similar courier or other similar means of communication, as follows:

(i) If to the Company, addressed to the Company, 4700 West 10th Street, Indianapolis, Indiana 46222; Attention: President & Chief Executive Officer;

(ii) If to the Onex Stockholders, addressed to Onex Partners II LP, 712 Fifth Avenue, 40th Floor, New York, NY 10019; Attention: Seth Mersky; with a copy (which shall not constitute notice) to Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, NY 10019; Attention: Mark Wojciechowski;

(iii) If to the Carlyle Stockholders, addressed to The Carlyle Group, 1001 Pennsylvania Avenue NW, Suite 220 South, Washington, DC 20004-2505; Facsimile: 202-347-1818; Attention: Gregory S. Ledford; with a copy (which shall not constitute notice) to Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004; Facsimile: 202-637-2201; Attention: Daniel T. Lennon and Paul F. Sheridan;

(iv) If to a Stockholder other than the Investor Stockholders, to the address of such Stockholder set forth in the share register of the Company;

or, in each case, to such other address or facsimile number as such party may designate in writing to each Stockholder and the Company by written notice given in the manner specified herein.

All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile (with confirmed transmission), on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail.

SECTION 8.10 Entire Agreement.

The provisions of this Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject transactions contemplated thereby and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to such subject matter, including the Original Stockholders Agreement.

SECTION 8.11 Inspection.

For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company.

SECTION 8.12 Recapitalizations, Exchanges, Etc., Affecting the Common Shares; New Issuances.

The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Shares and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, amalgamation, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, the Shares and shall be appropriately adjusted for any share dividends, bonus issues, splits, reverse splits, combinations, subdivisions, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

SECTION 8.13 CHOICE OF LAW AND VENUE; WAIVER OF RIGHT TO JURY TRIAL.

THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE, WHETHER A STATE OR FEDERAL COURT; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN THE STATE OF DELAWARE; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 8.14 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 8.15 Regulatory Matters.

The Company shall and shall cause its Subsidiaries to keep the Carlyle Stockholders and the Onex Stockholders informed, on a current basis, of any events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its Subsidiaries, so that the Carlyle Stockholders, the Onex Stockholders and their respective Affiliates will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such investigation or action.

SECTION 8.16 Further Assurances; Company Logo.

At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder. The Company hereby grants the Carlyle Stockholders, the Onex Stockholders and their respective Affiliates permission to use the Company’s and its Subsidiaries’ name and logo in marketing materials.

SECTION 8.17 Effectiveness of Amendment and Restatement.

Upon effectiveness of the Registration Statement relating to the Initial Public Offering, the Original Stockholders Agreement shall thereupon be deemed to be amended and restated as hereinabove set forth as fully and with the same effect as if the amendments and restatements made hereby were originally set forth in the Original Stockholders Agreement, but such amendments and restatements shall not operate so as to render invalid or improper any action heretofore taken under the Original Stockholders Agreement.

*    *    *

IN WITNESS WHEREOF, each of the undersigned has signed this Agreement as of the date first above written:

ALLISON TRANSMISSION HOLDINGS, INC.

By:
Name: Lawrence E. Dewey Title: President and Chief Executive Officer

Signature Page to Amended and Restated Stockholders Agreement

ONEX ADVISOR III LLC

By:
Name: Joel I. Greenberg
Title: Director

By:
Name: Donald F. West
Title: Director

ONEX PARTNERS II LP

By:	Onex Partners II GP LP,
its General Partner

By:	Onex Partners Manager LP,
its Agent

By:	Onex Partners Manager GP ULC,
its General Partner

By:
Name: Robert M. Le Blanc
Title: Managing Director

By:
Name: Donald F. West
Title: Vice President and Secretary

ONEX PARTNERS II GP LP

By:	Onex Partners GP Inc.,
its General Partner

By:
Name: Robert M. Le Blanc
Title: President

By:
Name: Donald F. West
Title: Vice President

Signature Page to Amended and Restated Stockholders Agreement

ONEX US PRINCIPALS LP

By:	ONEX AMERICAN HOLDINGS GP LLC,

its General Partner

By:

Name:	Donald F. West
Title:	Representative

ONEX AMERICAN HOLDINGS II LLC

By:

Name:	Robert M. Le Blanc
Title:	Director

By:

Name:	Donald F. West
Title:	Director

ALLISON EXECUTIVE INVESTCO LLC

By:

Name:	Donald F. West
Title:	Representative

Signature Page to Amended and Restated Stockholders Agreement

ONEX ALLISON CO-INVEST LP

By:	Onex Partners II GP LP,
its General Partner

By:	Onex Partners Manager LP,
its Agent

By:	Onex Partners Manager GP ULC,
its General Partner

By:

Name:	Robert M. Le Blanc
Title:	Managing Director

By:
Name:	Donald F. West
Title:	Vice President and Secretary

Signature Page to Amended and Restated Stockholders Agreement

CARLYLE PARTNERS IV AT HOLDINGS, L.P.,

By:	TC Group IV Managing GP, L.L.C.,
its General Partner

By:	TC Group, L.L.C.,
its Managing Member

By:
Name:
Title: Managing Director

Signature Page to Amended and Restated Stockholders Agreement